Exhibit 99.1

Graphjet Technology, the State-of-the-Art Graphene and Graphite Producer from Palm Kernel Shells to Become Publicly Traded Via Business Combination with Energem Corp.

~ Transaction values Graphjet at pro forma enterprise value of $1.49 billion ~

~Transforms palm kernel shells, a common waste product, into high-demand graphene materials ~

~ Graphjet’s state-of-the-art technology manufactures graphene and graphite, which are used in numerous advanced applications, including advanced batteries for vehicles and power storage ~

~ CEO, Lee Ping Wei, will continue to lead Graphjet ~

~ Transaction provides Graphjet the capital to accelerate growth and construct a state-of-the-art manufacturing facility ~

~ Business combination expected to close in the second half of 2022 ~

~ All Graphjet shareholders to sell 100% of their equity to Energem Corp ~

Kuala Lumpur, Malaysia – August 1, 2022 – Energem Corp (“Energem”) (Nasdaq: ENCP, ENCPW), a special purpose acquisition company, today announced the signing of a definitive share purchase agreement with Graphjet Technology Sdn. Bhd., a Malaysian private limited company (“Graphjet” or the “Company”) that will result in Graphjet becoming a wholly-owned subsidiary of Energem, and Energem to be renamed Graphjet Technology and is expected to be listed on the Nasdaq Global Market under the ticker symbol “GTI.”

Graphjet is the owner of state-of-the-art technology for the manufacture of graphene and graphite, a critical raw material used in a variety of industries, such as biomedical, automobile composition and coating, electronics and home appliances, food and beverage processing, energy storage, batteries in electric vehicles, mechanical strength enhancement, sensors, semiconductors and digital products. Upon the closing of the transaction, Graphjet will continue to be led by its CEO, Mr. Lee Ping Wei, an experienced senior corporate executive through multi-billion listing in Malaysia.

Graphjet uses their breakthrough patent-pending technology to transform a renewable waste product, palm kernel shells to the highly valued artificial graphene and artificial graphite. According to a study by Insight Partners released in April 2022, the global graphene market size was USD $821.2 million in 2021, projected to increase to USD $7,555.8 million by 2028 and register a CAGR of 37.3% from 2021 to 2028.

Upon completion of its initial manufacturing facility, Graphjet expects to produce 10,000 tons of graphite and 60 tons of graphene using its processing technology from 30,000 tons of dried palm kernel waste annually. Lee Ping Wei, CEO of Graphjet commented, “Graphjet Technology’s announcement today represents the next major milestone on our journey to becoming a breakthrough graphene and graphite producer. Our technology will bring a renewable product to advance future technology.”

Mr. Swee Guan Hoo, CEO of Energem Corp. added, “From the many companies under consideration by Energem Corp., our goal was to find a breakthrough technology that met our criteria of investing in long-term sustainability for our world. Graphjet not only produces high-demand materials in a growing market, but does so by utilizing a commonly available waste product in Malaysia. Our team looks forward to our continued work with Graphjet and we are committed to their growth strategy.”

Graphjet Technology Investment Highlights:

●	Founded in 2019 in Kuala Lumpur, Graphjet is uniquely positioned to be a leading producer of graphene and graphite materials.

●	Patent-pending technology for the transformation of palm kernel shells to graphene and graphite materials eliminating a common waste product in the production of palm seed oil.

●	First carbonization plant is expected to open in Kuantan, district of Malaysia.

●	Production capacity expects to output 10,000 tons of graphite and 60 tons of graphene annually from 30,000 tons of dried palm kernel shell.

●	Lower material cost expected when compared to other raw material sources of graphene.

●	USD $21 billion graphene global market is growing due to the advantages of the material such as:

○	100 times better electric conductivity compared to silicon crystals, or nano carbon

○	hardness which exceeds diamonds

○	100 times fracture strength of steel

○	High Thermal Conductivity, 10 times better than copper and aluminum

○	High Transparency light transmittance up to 97.7%

●	Geographic advantage for application of our recycling technology with a readily available feedstock in-region as Indonesia and Malaysia are the top suppliers of palm kernel shells in the world.

Transaction Overview

Under the terms of the proposed transaction, Energem Corp will purchase 100% of the issued and outstanding shares of Graphjet such that Graphjet will become a wholly-owned subsidiary of Energem Corp. In the process, Graphjet will become a publicly traded entity under the name “Graphjet Technologies.” The transaction reflects an implied pro forma enterprise value at closing of approximately $1.49 billion.

Assuming no redemptions by Energem’s existing public shareholders, aggregate consideration to Graphjet equity holders will be approximately $1.49 billion, consisting of up to $117 million of cash consideration funded by Energem’s cash in trust from its initial public offering and $1.38 billion of rollover equity.

After the closing, Graphjet plans to retain up to $112 million of cash on its balance sheet, which would provide financial flexibility and facilitate organic and inorganic growth opportunities.

At the closing of the business combination, approximately 8.5% of the outstanding shares of the combined company is expected to be held by public investors, with existing Graphjet shareholders owning approximately 89%.

The Boards of Directors of Energem Corp. and Graphjet have approved the transaction. The transaction will also require the approval of the shareholders of Energem Corp. and is subject to other customary closing conditions. The transaction is expected to close during the second half of 2022. Additional information about the proposed transaction, including a copy of the Share Purchase Agreement and investor presentation, will be provided in a Current Report on Form 8-K to be filed by Energem Corp. today with the Securities and Exchange Commission (“SEC”) and available at www.sec.gov.

Advisors

ARC Group Limited is acting as sole financial advisor to Energem Corp. Rimon P.C. is acting as legal counsel to Energem Corp. Nelson Mullins Riley & Scarborough LLP is acting as legal counsel to Graphjet Technology.

About Graphjet Technology Sdn. Bhd.

Graphjet Technology Sdn. Bhd. was founded in 2019 in Malaysia as an innovative graphene and graphite producer. Graphjet Technology has the world’s first patent-pending technology to recycle palm kernel shells generated in the production of palm seed oil to produce single layer graphene and artificial graphite. Graphjet’s sustainable production methods utilizing palm kernel shells, a waste agricultural product that is common in Malaysia, will set a new shift in Graphite and Graphene supply chain of the world.

About Energem Corp.

Energem Corp. is a blank check company formed for the purposes of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more energy and/or sustainable natural resource companies. In November 2021, Energem consummated a $115 million initial public offering of 11.5 million units (reflecting the underwriters’ full exercise of their over-allotment option), each unit consists of one Class A ordinary share and one redeemable warrant, each warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. ARC Group Limited acted as sole financial advisor and EF Hutton, division of Benchmark Investments LLC, served as the sole book-running manager of Energem’s initial public offering.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Energem Corp. and Graphjet Technology Sdn. Bhd. believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends of Graphjet. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.

Important Information About the Proposed Business Combination and Where to Find It

For additional information on the proposed transaction, see Energem’s Current Report on Form 8-K, which will be filed concurrently with this press release. In connection with the proposed transaction, Energem intends to file relevant materials with the SEC, including a registration statement on Form F-4 with the SEC, which will include a proxy statement/prospectus, and will file other documents regarding the proposed transaction with the SEC. Energem’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about Graphjet and Energem and the proposed business combination. Promptly after the Form F-4 is declared effective by the SEC, Energem will mail the definitive proxy statement/prospectus and a proxy card to each shareholder entitled to vote at the meeting relating to the approval of the business combination and other proposals set forth in the proxy statement/prospectus. Before making any voting or investment decision, investors and shareholders of Energem are urged to carefully read the entire registration statement and proxy statement/prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by Energem with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov, or by directing a request to Energem Corp., Level 3, Tower 11, Avenue 5, No. 8, Jalan Kerinchi, Bangsar South, Wilayah Persekutuan, Kuala Lumpur, Malaysia.

Participants in the Solicitation

Energem Corp. and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Energem’s shareholders in connection with the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in Energem will be included in the proxy statement/prospectus for the proposed business combination when available at www.sec.gov. Information about Energem’s directors and executive officers and their ownership of Energem ordinary shares is set forth in Energem’s final prospectus dated November 15, 2021 and filed with the SEC on November 17, 2021, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement/prospectus pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the source indicated above.

Graphjet Technology Sdn. Bhd. and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Energem in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests is included in the proxy statement/prospectus filed with the SEC on Form F-4. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may include, but are not limited to, statements with respect to (i) trends in the graphite and graphene raw materials industry, including changes in demand and supply related to Graphjet’s products and services; (ii) Graphjet’s growth prospects and Graphjet’s market size; (iii) Graphjet projected financial and operational performance including relative to its competitors; (iv) new product and service offerings Graphjet may introduce in the future; (v) the potential transaction, including the implied enterprise value, the expected post-closing ownership structure and the likelihood and ability of the parties to consummate the potential transaction successfully; (vi) the risk the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of Energem’s securities; (vii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by the shareholders of Energem Corp.; (viii) the effect of the announcement or pendency of the proposed business combination on Energem’s or Graphjet’s business relationships, performance and business generally; (ix) the outcome of any legal proceedings that be instituted against Energem or Graphjet related to the proposed business combination or any agreement related thereto; (x) the ability to maintain the listing of Energem on Nasdaq; (xi) the price of Energem’s securities, including volatility resulting from changes in the competitive and regulated industry in which Graphjet operates, variations in performance across competitors, changes in laws and regulations affecting Graphjet’s business and changes in the combined capital structure; (xii) the ability to implement business pans, forecasts, and other expectations after the completion of the proposed business combination and identify and realize additional opportunities; and (xiii) other statements regarding Energem’s or Graphjet’s expectations, hopes, beliefs, intentions and strategies regarding the future.

In addition, any statements that refer to projections forecasts or other characterizations of future events or circumstances, including any underlying assumptions are forward-looking statements. he words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject, are subject to risks and uncertainties.

You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Energem Corp. final prospectus dated November 15, 2021 and filed with the SEC on November 17, 2021 for its initial public offering and, the proxy statement/prospectus relating to the transaction, which is expected to be filed by Energem Corp with the SEC, other documents filed by Energem Corp from time to time with SEC, and any risk factors made available to you in connection with Energem Corp., Graphjet, and the transaction. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Graphjet and Energem Corp.) and other assumptions, that may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Energem and Graphjet caution that the foregoing list of factors is not exclusive.

No Offer or Solicitation

This press release relates to a proposed business combination between Energem Corp. and Graphjet Technology Sdn. Bhd., and does not constitute a proxy statement or solicitation of a proxy and does not constitute an offer to sell or a solicitation of an offer to buy the securities of Energem Corp. or Graphjet, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contacts

Energem Corp.

Level 3, Tower 11, Avenue 5, No. 8,

Jalan Kerinchi, Bangsar South

Wilayah Persekutuan, Kuala Lumpur, Malaysia

Attn: Mr. Swee Guan Hoo

Chief Executive Officer

Tel: + (60) 3270 47622